                                                         Exhibit 10(e)

                              EMERSON ELECTRIC CO.
                             1991 STOCK OPTION PLAN
                             AS AMENDED AND RESTATED
                            EFFECTIVE OCTOBER 1, 1997


1.       Purpose of the Plan.

     The Emerson Electric Co. 1991 Stock Option Plan (the "Plan") is intended as an incentive to, and to encourage ownership of the stock of Emerson Electric Co. ("Company") by certain key management employees of the Company and its subsidiaries and joint ventures. It is intended that certain options granted hereunder will qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the "Code") ("Incentive Stock Options") and that other options granted hereunder will not qualify as Incentive Stock Options.

2.       Stock Subject to the Plan.

                  (a) Stock Available For Grants of Options and Stock Appreciation Rights ("SARs"). 4,000,000 shares of the Common Stock of the Company par value $1.00 (which, after taking account of the 2 for 1 split on March 10, 1997, became 8,000,000 shares of the Company par value $.50) ("Common stock") have been allocated to the Plan and will be reserved for the grant of options or SAR's under the Plan, subject to adjustment under Paragraph 16.

                  (b) Reservation of Shares. The Company will allocate and reserve in each calendar year, a sufficient number of shares of its Common Stock for issue upon the exercise of options or SAR's granted under the Plan.

                  (c) Treasury Shares. The Company may, in its discretion, use shares held in the Treasury under this Plan in lieu of authorized but unissued shares of Common Stock. If any option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock which are used as full or partial payment to the Company by an optionee of the purchase price upon exercise of an option shall again be available for the purposes of the Plan.

3.       Administration.

     The Plan shall be administered by the Committee referred to in Paragraph
 4 (the "Committee"). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options and SAR's shall be granted and the number of shares to be subject to each option or SAR. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express







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 provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option and SAR agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be conclusive. The Committee may, in its discretion, delegate to the Chief Executive Officer of the Company (the "CEO") the authority to determine the individuals to whom, and the time or times at which and terms upon which, options and SAR's shall be granted and the number of shares to be subject to each option or SAR; provided, however, that the Committee may not delegate such authority to the CEO with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

4.       The Committee.

     The Committee shall at all times be constituted to comply with Rule 16b-3 under the Securities Exchange Act of 1934, or any successor Rule. The Committee shall be appointed by the Board of Directors of the Company ("Board"), which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5.       Eligibility.

     Options (including Incentive Stock Options) and SAR's may be granted only to key management employees of the Company or its subsidiaries (as defined below). The term "key management employees" is not limited to, but includes, officers, whether or not they are directors, and employees who are employed in positions of management, but does not include directors who are not also executive employees of the Company, or a subsidiary thereof. The term "subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of















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 the granting of the option or SAR, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

     Notwithstanding the foregoing, options which are not Incentive Stock Options and SAR's may also be granted to employees of joint ventures of the Company so long as such employees are not subject to Section 16(a) of the Securities Exchange Act of 1934 by virtue of their position with, or share holdings of, the Company. The term "joint venture" means a partnership or other business entity (other than a subsidiary) 50% or more of the profits interest of which is owned by the Company or a subsidiary.

6.       Option Prices.

     The purchase price of the Common Stock under each Incentive Stock Option shall not be less than 100% of the fair market value of the stock at the time of the granting of the option and the purchase price of the Common Stock under each other option shall not be less than 85% of the fair market value of the stock at the time of the granting of the option. Such fair market value shall generally be considered to be the mean between the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange Composite Tape for the day the option is granted; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate.

7.       Payment of Option Prices.

     The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his name, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof. Provided, however, that no shares of Common Stock may be tendered in exercise of an option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such Incentive Stock Option was granted. The cash proceeds of sale of stock subject to option are to be added













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 to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company held in its Treasury and used for the purposes of granting options and SAR's under the Plan.

     Upon exercise of an option which is not an Incentive Stock Option, the Company shall withhold sufficient shares to satisfy the Company's obligation to withhold for federal and state taxes on such exercise.

8.       Option Amounts.

     The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

9.       Exercise of Options.

     The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 10 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Paragraphs 10 and 11 hereof, no option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary or joint venture and has been so employed continuously since the granting of the option. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option.

10.      Termination of Employment.

     Any option issued hereunder must be exercised prior to the optionee's termination of employment with the Company, a subsidiary, or a joint venture, except that if the employment of an optionee terminates with the consent and approval of the optionee's employer, the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the optionee was entitled to exercise it at the date of such termination of employment, at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. In addition,














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 the Committee in its absolute discretion, may permit an optionee who terminates employment on account of retirement, to exercise such option, to the extent the optionee was entitled to exercise it at the date of such termination, at any time within five (5) years of the termination of employment, but not after ten (10) years from the date of the granting thereof. If an optionee terminates employment on account of disability, the optionee may exercise such option, to the extent the optionee was entitled to exercise it at the date of such termination, at any time within one (1) year of the termination of employment but not after ten (10) years from the date of the granting thereof. For this purpose a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than twelve (12) months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment so long as the optionee continues to be an employee of the Company or a subsidiary thereof or, in the case of SAR's or options which are not Incentive Stock Options, a joint venture of the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or joint venture or interfere in any way with the right of the Company or any subsidiary or joint venture thereof to terminate his or her employment at any time.

11.      Death.

     In the event of the death of an optionee under the Plan, while he or she is employed by the Company (or a subsidiary or joint venture) or within three
 (3) months after termination of such employment (or one (1) year in the case of the termination of employment of an optionee who is disabled as above provided or five (5) years in the case of termination of employment on account of retirement, as provided in paragraph 10 above) the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee's last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof.
















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12.      Non-Transferability of Options.

     Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by such optionee; provided, however, that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to a person described in Paragraph 5 (an "Eligible Optionee"), to any one or more of the following: an Eligible Optionee's descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Eligible Optionee, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trust or entities in respect of an Eligible Optionee shall be subject to the provisions of Paragraph 10 concerning the exercisability during the Eligible Optionee's employment.

13.      Successive Option Grants.

     Successive option grants may be made to any holder of options under this Plan.

14.      Investment Purpose.

     Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Common Stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

15.      Stock Appreciation Rights.

                  (a) Grant. The Committee, in its discretion, may grant under the Plan to key management employees, SAR's for any number of shares. Each SAR granted shall specify a time period for exercise of such SAR.

                  In addition, the Committee may grant to an optionee an alternative SAR for all or any part of the number of shares covered by an option. If an alternative SAR is granted, the SAR agreement shall specify the options in respect of which the alternative SAR is granted. Any subsequent exercise of an option by the holder thereof who also holds an alternative SAR










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 shall reduce the alternative SAR by the same number of shares as to which the option is exercised. Any exercise of the alternative SAR shall reduce the holder's option by the same number of shares as to which the SAR is exercised. An alternative SAR granted to an option holder shall specify a time period for exercise of such SAR, which time period may not extend beyond, but may be less than, the time period during which the corresponding option may be exercised. The failure of the holder of the alternative SAR to exercise such SAR within the time period specified shall not reduce the holder's option rights. The Committee may later grant to the holder of an option that is not an Incentive Stock Option an alternative SAR covering all or a portion of such shares, provided, however, that the aggregate amount of all alternative SAR's held by an option holder shall at no time exceed the total number of shares covered by such holder's unexercised options.

                  (b) Exercise. A SAR shall be exercised by the delivery to the Company of a written notice which shall state that the individual elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR award amount (hereinafter defined) the holder thereof requests be paid in cash and what portion, if any, the holder requests be paid in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR award amount either in cash, in Common Stock of the Company, or any combination of cash and stock as it may determine. Such determination may be either in accordance with the request made by the holder of the SAR or otherwise, in the sole discretion of the Committee. The SAR award amount is (i) the excess of the price of one share of the Company's Common Stock on the date of exercise over (A) the per share price of the Company's Common Stock on the date the SAR was granted or (B) in the case of an alternative SAR, the per share option price for the option in respect of which the alternative SAR was granted multiplied by (ii) the number of shares as to which the SAR is exercised. For the purposes hereof the price of one share of the Company's Common Stock on the date of exercise and on the date of the grant shall be the mean between the high and low prices of the Company's Common Stock on the New York Stock Exchange Composite Tape on such dates provided that the Committee may adopt any other criterion for the determination of such price as it may determine to be appropriate.

                  (c) Other Provisions of Plan Applicable. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to SAR's. Not in limitation of the prior sentence it is expressly provided that no SAR shall be transferable otherwise than by will or the laws of descent and distribution and an SAR may be exercised, during the lifetime of the holder thereof, only by such holder.














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16.      Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

     Notwithstanding any other provisions of the Plan, the option and SAR agreements may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares subject to each outstanding option or SAR, the option prices and SAR award amounts in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options and SAR's may be granted to any individual shall be appropriately adjusted by the Committee, whose determination shall be conclusive. In the event the Company or a subsidiary enters into a transaction described in
 Section 424(a) of the Code with any other corporation, the Committee may grant options or SAR's to employees or former employees of such corporation in substitution of options or SAR's previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

17.      Amendment and Termination.

     The Board, or the Committee may at any time terminate the Plan, or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board or Committee may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option or SAR shall theretofore have been granted, adversely affect the rights of such optionee under such option or SAR.

18.     Effectiveness of the Plan.

     The Plan became effective upon adoption by the Board on October 2, 1990 subject, however, to its further approval by the stockholders of the Company which was given on February 5, 1991 and was amended in its entirety effective June 1, 1997.

19.     Time of Granting of Options or SAR's.

     An option or SAR grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option or SAR to an eligible employee of the Company or one of its subsidiaries or joint ventures provided that such option or SAR is evidenced












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 by a written  option or SAR agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

20.     Term of Plan.

     This Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board as set forth under Paragraph 18 and no option or SAR shall be granted hereunder after the expiration of such ten-year period. Options or SAR's outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

                                      * * *

     The foregoing Amended and Restated Plan was approved and adopted by the Compensation and Human Resources Committee of the Board of Directors of the Company on November 4, 1997 effective for options granted on or after October 1, 1997.







































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